                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - MAY 17, 2001







                                  ALLETE, Inc.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 279-5000

ITEM 5.  OTHER EVENTS.

Reference is made to the 2000 Form 10-K of ALLETE, Inc. (ALLETE) for background information on the following update.


Ref. Page 26 - Third Full Paragraph

On May 17, 2001 Minnesota Power, ALLETE's electric utility business, and Cleveland-Cliffs Inc. announced that they have submitted a bid to acquire all of the assets of LTV Steel Mining Company (LTV) in northeastern Minnesota. Under terms of the proposal, Minnesota Power would acquire the LTV electric generating facility at Taconite Harbor and non-mining property owned by LTV. Cleveland-Cliffs would acquire the taconite processing plant along with all of LTV's property that is related to the mining operations.

The LTV electric generation facility is comprised of three 75 megawatt electric generating units, all of which burn sub-bituminous coal. The facility is already interconnected to Minnesota Power's transmission grid. Minnesota Power will use the electricity generated for regional system capacity and energy needs, and a portion of the power will be reserved for redevelopment at the former LTV site. Upgraded environmental monitoring and control equipment would be installed as needed, subject to Environmental Protection Agency requirements.

The taconite mining operation was closed on January 5, 2001 after LTV initiated a Chapter 11 bankruptcy proceeding. LTV has solicited bids from interested parties and has indicated its intent to select a party during the week of May 21, 2001 to commence negotiation of an asset purchase agreement.



                       ALLETE Form 8-K dated May 18, 2001                      1

                              SAFE HARBOR STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In  connection  with  the  safe  harbor  provisions  of the  Private  Securities
Litigation Reform Act of 1995, ALLETE is hereby filing cautionary statements identifying important factors that could cause ALLETE's actual results to differ materially from those projected in forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of ALLETE which are made in this Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions) are not statements of historical facts and may be forward-looking.

Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond the control of ALLETE and may cause actual results to differ materially from those contained in forward-looking statements:

     - prevailing governmental policies and regulatory actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Florida Public Service Commission, the North Carolina Utilities Commission, the Public Service Commission of Wisconsin and various county regulators, about allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and capital investments, and present or prospective wholesale and retail competition (including but not limited to transmission costs);

     -  economic and geographic factors, including political and economic risks;

     - changes in and compliance with environmental and safety laws and policies;

     -  weather conditions;

     -  population growth rates and demographic patterns;

     -  competition for retail and wholesale customers;

     -  pricing and transportation of commodities;

     -  market demand, including structural market changes;

     -  changes in tax rates or policies or in rates of inflation;

     -  changes in project costs;

     -  unanticipated changes in operating expenses and capital expenditures;

     -  capital market conditions;

     -  competition for new energy development opportunities; and

     - legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of ALLETE.


Any forward-looking statement speaks only as of the date on which that statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.


2                      ALLETE Form 8-K dated May 18, 2001

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                      ALLETE, Inc.





May 18, 2001                                         Mark A. Schober
                                         ---------------------------------------
                                                     Mark A. Schober
                                              Vice President and Controller


                       ALLETE Form 8-K dated May 18, 2001                      3